UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2006

VICAL INCORPORATED

(Exact name of registrant as specified in charter)

Delaware	000-21088	93-0948554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10390 Pacific Center Court San Diego, California	92121-4340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 646-1100

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

On June 2, 2006, Vical Incorporated (the “Company”) dismissed Deloitte and Touche LLP (“D&T”) as its principal independent accountant. On the same date, the Company engaged Ernst & Young LLP (“E&Y”) to serve as its principal independent accountant for fiscal periods subsequent to the quarter ended March 31, 2006. The decision to dismiss D&T and to engage E&Y was approved by the Company’s Audit Committee.

The audit reports of D&T on the financial statements of the Company as of and for the fiscal years ended December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There were no reportable events under Item 304(a)(1)(v) of Regulation S-K that occurred within the Company’s two most recent fiscal years and the subsequent interim period to June 2, 2006.

During the fiscal years ended December 31, 2005 and 2004, and the subsequent interim period to June 2, 2006, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to D&T’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

A letter from D&T is attached as Exhibit 16.1 to this Form 8-K/A.

During the fiscal years ended December 31, 2005 and 2004, and the interim period between December 31, 2005 and June 2, 2006, neither the Company nor anyone acting on its behalf consulted with E&Y regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, or any matters or reportable events listed in Item 304(a)(2)(ii) of Regulation S-K.

2.

Item 9.01	Financial Statements and Exhibits.

9.01(c) Exhibits

Exhibit No.	Item

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated June 12, 2006

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Date:	June 13, 2006	By:	/s/ JILL M. CHURCH
Jill M. Church
Vice President, Chief Financial Officer and Secretary

4.

INDEX TO EXHIBITS

Exhibit No.	Item

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated June 12, 2006

5.